EXHIBIT 10.1

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated as of August 26, 2014, by and between Blacksands Petroleum, Inc., a Nevada corporation (the “Company”) and Silver Bullet Property Holdings SDN BHD, a Malaysian corporation (the “Holder”).  The Company and Holder are sometimes referred to individually as a “Party” and together as the “Parties.”

R E C I T A L S

WHEREAS, prior to the date hereof, the Company issued to the Holder promissory notes  on the dates and in the principal amounts as indicated on Schedule A hereto (collectively, the “Notes”).

WHEREAS, prior to July 20, 2012, the Notes accrued interest at the rate of 10% per annum and on and after July 20, 2012, the Notes accrued interest at the rate of 12% per annum.

WHEREAS, as of June 30, 2014, the accrued interest on the Notes equaled an aggregate amount of $1,052,407, as set forth on Schedule A hereto (the “Accrued Interest”).

WHEREAS, the Parties wish to exchange the Accrued Interest for shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a conversion price equal to $1.00 per share of Common Stock.

WHEREAS, the Company and the Holder desire to enter into this Agreement, pursuant to which, (i) the Accrued Interest shall be exchanged (the “Exchange”) for 1,052,407 shares of Common Stock (the “Exchange Shares”) in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the Notes shall be amended (A) such that all interest accruing after June 30, 2014 shall be exchanged for shares of Common Stock on a quarterly basis in arrears, and (B) to extend the maturity date of each of the Notes, as set forth therein, from August 29, 2014 and from November 1, 2014, to December 31, 2015 (collectively, the “Amendments”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

A G R E E M E N T

1.  Exchange.  The Company and Holder hereby agree to exchange the Accrued Interest for the Exchange Shares.

1.1  Other Documents.  The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Amendments and the Exchange.

1.2  No Additional Consideration.  The parties acknowledge and agree that the Exchange Shares shall be issued to the Holder in exchange for the full satisfaction of the Accrued Interest without the payment of any additional consideration.

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2.  Amendments to the Notes. Effective as of the date hereof, each of the Notes is hereby amended as follows:

2.1 From and after July 1, 2014, the Notes shall continue to accrue interest at the rate of 12% per annum, payable quarterly in arrears by the issuance of such number of shares of Common Stock equal to the accrued but unpaid quarterly interest (the “Accrued Quarterly Interest”).  The number of shares due to the Holder shall be equal to the Accrued Quarterly Interest divided by the Market Price of the Company’s Common Stock.  For purposes of this Agreement, the “Market Price” shall be equal to the average closing price of the Company’s Common Stock for the last five (5) trading days of each quarter.

2.2 The maturity date of each of the Notes is extended to December 31, 2015.

2.3 All other terms and conditions in the Notes shall remain unchanged and shall survive the Amendments.

3.  Restricted Securities. Holder understands that the Exchange Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and certificates evidencing the Exchange Shares may bear a legend to that effect.

4.  Disclosure of Transactions and Other Material Information. As soon as practicable, the Company shall file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the Securities and Exchange  Act of 1934, as amended, and attaching this Agreement as an exhibit thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BLACKSANDS PETROLEUM, INC.

By:	/s/ Rhonda Rosen
Name:	Rhonda Rosen
Title:	Interim President

HOLDER:

SILVER BULLET PROPERTY HOLDINGS SDN BHD

By:	/s/ David Dawes
Name:	David Dawes
Title:	Director

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SCHEDULE A

Notes Issued to the Holder

Issuance Date	Principal ($)	Total Accrued Interest to June 30, 2014 ($)

11/19/2010	1,500,000	600,411
09/27/2011	500,000	157,397
11/01/2011	250,000	76,301
12/01/2011	250,000	74,247
06/12/2012	500,000	121,918
08/28/2013	220,000	22,133

Total	3,220,000	1,052,407

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